EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use of our report dated May 7, 2020, with respect to the consolidated balance sheet of Upjohn Inc. and subsidiaries as of December 31, 2019, the related consolidated statements of income, comprehensive income, equity, and cash flows for the period from February 14, 2019 (date of incorporation) to December 31, 2019, and the related notes, incorporated herein by reference.

/s/ KPMG LLP

New York, New York

November 20, 2020